UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2012

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699

Of. 802

San Isidro, Lima, Peru

(Address of principal executive offices, including zip code)

(51) 1-212-1880

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices. For further information about the risks we face, see “Risk Factors” in Amendment No. 3 to our Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on January 6, 2012.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2012, we entered into an Agreement, dated as of January 12, 2012 (the “Agreement”), with R3 Fusion, Inc. (“R3”) to apply R3’s intensified evaporative technology (“SPaCeR™”) in processing brine from our properties. Pursuant to the Agreement, R3 will provide us with a demonstration plant consisting of two units having a design flow capacity of at least 1.6 liters per second each, and on-site training. We will pay R3 equipment use fees of $37,500 per month for the first twelve months following successful installation and commissioning of the system, and, if we elect to keep the equipment on site thereafter, $12,500 per month for up to an additional thirty-six months. The Agreement requires us to make a $100,000 deposit (the “Deposit”) which Deposit shall be refunded upon our return of the equipment after twelve months of use. The Agreement also provides that we will be given the exclusive license (the “Exclusive Rights”) to exploit R3’s SPaCeR™ technology throughout the world for the processing of lithium-containing brine for so long as we are using such systems in the processing of brine at our facilities in South America. The Agreement provides that we and R3 shall negotiate the terms and conditions of such license in good faith within sixty days of the execution of the Agreement.

The Agreement provides that R3 shall develop and deliver to us a proposal to deliver up to sixty-five additional SPaCeR™ systems as soon as practical following successful demonstration of the SPaCeR™ at our property.

We may elect to terminate the agreement at any time after June 30, 2012; provided that if we do so prior to January 12, 2013, we will forfeit our Exclusive Rights and $50,000 of the Deposit.

The foregoing is a summary of the principal terms of the Agreement and is qualified in its entirety by the detailed provisions thereof, a copy of which is filed as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are being filed with this Report.

Exhibit Number	Description

99.1	Agreement Between R3 Fusion and Li3 Energy, dated as of January 12, 2012.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: January 20, 2012	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer